EXHIBIT 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

James E. Kras, President and Chief Executive Officer, and Michael James, Chief Financial Officer, Treasurer and Secretary of Edible Garden AG Incorporated (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2022 and that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022	/s/ James E. Kras
James E. Kras
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 15, 2022	/s/ Michael James
Michael James
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.